SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): April 2, 2002


                             UNILAB CORPORATION
------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


     Delaware                     1-11839                  95-4415490
(State or other           (Commission File Number)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)


         18448 Oxnard Street
         Tarzana, California                                   91356
(Address of principal executive offices)                      (Zip Code)


                               (818) 996-7300
             Registrant's telephone number, including area code


                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

         On April 2, 2002, Unilab Corporation (the "Company") entered into a definitive merger agreement (the "Merger Agreement") with Quest Diagnostics Incorporated ("Quest") providing for the acquisition by Quest of all of the outstanding capital stock of the Company in a two-step transaction. Pursuant to the terms of the Merger Agreement, Quest and a wholly-owned subsidiary of Quest, Quest Diagnostics Newco Incorporated ("Merger Sub"), have agreed to commence an exchange offer pursuant to which Quest will offer to purchase each issued and outstanding share of common stock of the Company for, at the election of the holder thereof, either a net amount of $26.50 in cash or 0.3256 of a share of Quest common stock. The cash received by holders of common stock in the exchange offer will be subject to proration in the event that holders of more than 30% of the shares of Company common stock outstanding at the closing of the exchange offer elect to receive cash.

         Following consummation of the exchange offer, the Company will merge with and into Merger Sub, with each share of Company common stock which was not purchased by Quest pursuant to the exchange offer and which remains outstanding being converted into 0.3256 of a share of Quest common stock. Following consummation of the merger, the separate legal existence of the Company shall cease, and the combined company will continue as a wholly-owned subsidiary of Quest.

         Concurrently with the execution of the Merger Agreement, Kelso Investment Associates VI, L.P. and KEP VI, LLC, stockholders collectively owning approximately 42% of the Company's current outstanding common stock, entered into a stockholders agreement (the "Stockholders Agreement") pursuant to which they have agreed to tender all of their respective shares of common stock of the Company in the exchange offer and, under certain circumstances, sell their shares of common stock of the Company to Quest if the Merger Agreement is terminated.

         The exchange offer and subsequent merger are subject to a number of customary conditions, including the receipt of all necessary regulatory and shareholder approvals. The Company anticipates that the transactions contemplated by the Merger Agreement will be consummated in the third quarter of 2002.

         A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Stockholders Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         A joint press release announcing the execution of the Merger Agreement and the Stockholders Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                           2.1 Agreement and Plan of Merger, dated as of April 2, 2002, by and among Quest Diagnostics Incorporated, Quest
                                    Diagnostics Newco Incorporated and
                                    Unilab Corporation.

                           99.1     Press Release, dated April 2, 2002.

                           99.2     Stockholders Agreement, dated as of
                                    April 2, 2002, by and among Quest
                                    Diagnostics Incorporated, Quest
                                    Diagnostics Newco Incorporated, Kelso
                                    Investment Associates VI, L.P. and KEP
                                    VI, LLC.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             UNILAB CORPORATION
                                (Registrant)


                      By:  /s/ David W. Gee
                           ---------------------
                           Name:   David W. Gee
                           Title:  Executive Vice President,
                           Secretary and General Counsel


                               End of Filing